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                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-33736

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF
                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF
                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
Delphi Foundation...........................................     1,000
Fidelity Financial Trust: Fidelity Convertible & Securities
  Fund......................................................   246,100
General Motors Employees Global Group Pension Trust.........   146,400
General Motors Foundation...................................     8,800
Highbridge International LLC................................   100,000
Motors Insurance Corporation................................    43,800
Parker-Hannifin Corporation.................................     1,846
ProMutual...................................................     3,887
Putnam Asset Allocation: Balanced Portfolio.................     7,440
Putnam Asset Allocation: Conservative Portfolio.............     4,658
Putnam Convertible Income-Growth Trust......................   121,500
Putnam Convertible Opportunities and Income Trust...........     2,743
University of Rochester.....................................       998

     In addition, the Prospectus is further supplemented by changing the entries under the column "Number of High Tides" with respect to the Selling Holders identified below to the corresponding entries below the column "New Number of HIGH TIDES" set forth below.

                                                                 NEW
                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
CALAMOS(R) Global Convertible Fund -- CALAMOS(R) Investment
  Trust.....................................................     2,000
Credit Suisse First Boston Corporation......................   205,000
Goldman Sachs & Company.....................................    20,000
Museum of Fine Arts, Boston.................................     1,060

     In addition, the Prospectus is further supplemented by changing the name of the Selling Holder set forth on line nine of the list of Selling Holders on page 23 from "CALAMOS(R) Global Growth and Income Fund -- CALAMOS(R) Investment Trust" to "CALAMOS(R) Global Convertible Fund -- CALAMOS(R) Investment Trust".
                               ------------------

                  Prospectus Supplement dated August 25, 2000

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